SMITH BARNEY EQUITY FUNDS
                 July 1, 1997 through December 31, 1997
                              10f-3 Report


                                                       % of
               Trade                    Par Value/     Purchase  Fund %
of
Issuer              Date Selling Dealer      Shares         Price
Assets    Issue

Equity Office Products Tr.    7/8/97    Merrill Lynch       18,000
$21.00         0.09%     0.08%

Chase Manhattan Bank     7/31/97   Chase Securities         $2,000,000
99.7687   0.52 0.87
5.875% due 8/4/1999      Dean Witter

Sylvan Learning Systems  8/1/97    Alex Brown & Sons   25,000
37.50          0.24 0.60